                                                                    Exhibit 99.1
                               [MIDWESTERN LOGO]

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                           MIDWESTERN SERVICES, INC.
                        SPECIAL MEETING OF SHAREHOLDERS
                              _____________, 1995

     The undersigned hereby appoints Raymond D. Pape, Jr. and M. David Klipsch, and each of them, as attorneys and proxies, each with full power of substitution, and hereby authorizes each of them to represent and vote all shares of Common Stock of Midwestern Services, Inc. ("MSI") held of record by the undersigned on ____________________________________, 1995, at the Special
Meeting of Shareholders of MSI (the "Special Meeting") to be held at _______________, Omaha, Nebraska, on ______________, 1995 at ______ local time and at any and all postponements or adjournments thereof, as set forth below.

     PLEASE COMPLETE, DATE AND SIGN THIS PROXY BELOW AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.


1. PROPOSAL TO APPROVE THE AGREEMENT OF AND PLAN OF MERGER, dated June 23, 1995 (the "Merger Agreement"), among First Bank System, Inc. ("FBS"), MSI and Raymond D. Pape, Jr. in his capacity as representative of the shareholders of MSI, and the transactions contemplated thereby. Pursuant to the Merger Agreement, among other things, MSI will be merged with and into FBS, and each issued and outstanding share of the Common Stock, $3.50 par value, of MSI will be exchanged for the Merger Consideration (as defined in the accompanying Proxy Statement/Prospectus dated ____________, 1995).

                     FOR          AGAINST          ABSTAIN
                     [_]            [_]              [_]

2. PROPOSAL TO APPROVE ADJOURNMENT OF THE SPECIAL MEETING to a later date to permit further solicitation of proxies in the event an insufficient number of shares is present in person or by proxy at the Special Meeting to approve Proposal No. 1.

                     FOR          AGAINST          ABSTAIN
                     [_]            [_]              [_]

3. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.



 The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to such Common Stock of MSI, and hereby ratifies and confirms all action that said attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.

 Please sign this card exactly as your name appears below. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


                                    Dated:  ____________________, 1995



                                    _______________________________________
    [SHAREHOLDER INFORMATION]
                                    _______________________________________
                                    SIGNATURE(S)